Exhibit 10.7(b)

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is entered into as of October 18, 2012 (“Reference Date”), by and between Deerfield Campbell LLC, a California limited liability company (hereinafter called “Landlord”),  and Nevro Corporation,  a Delaware corporation (hereinafter called “Tenant”), with reference to the following facts:

RECITALS

A.        Whereas, Landlord and Tenant entered into a written lease dated March 15, 2010  (the “Original Lease”), pursuant to which Landlord leased to Tenant premises consisting of approximately 10,089 square feet of gross leasable area (the “Original Premises”), and more particularly described in the Original Lease, consisting of Suite 210 on the second floor of that two story building containing approximately 41,482 square feet of gross leasable area and having a common address of 4040 Campbell Avenue, Menlo Park, California (the “Building’’).

B.        Whereas, Landlord and Tenant now desire to modify and amend certain provisions of the Original Lease regarding, without limitation, the size of the Leased Premises, the length of the Lease Term, and the amount of the Base Monthly Rent under the Original Lease as well as other terms of the Original Lease as hereinafter stated.

C.        Whereas, the Lease Term under the Original Lease is currently scheduled to expire on May 31, 2014.

D.        Whereas, Landlord and Tenant mutually desire to modify and amend the Original Lease as set forth hereinafter. The Original Lease, as amended by this First Amendment, is hereinafter referred to as the “Lease”, and references to the “Lease” in the Original Lease shall mean the Original Lease as amended hereby.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree, as follows:

1.                      Recitals. The Recitals set forth above are incorporated herein by reference into this First Amendment as though set forth at length.

2.                       Premises. The Premises shall be modified and expanded from approximately 10,089 gross leasable square feet to approximately16,786 gross leasable square feet by the addition of approximately 6,697 gross leasable square feet (the “Expansion Premises”) to the Original Premises. The Expansion Premises shall be as shown as the cross-hatched area on Exhibit A hereto (the contents of which are incorporated hereby by reference). The definitions of “Premises”, “Leased Premises” and “Tenant’s

Gross Leasable Area” under section 1.4 of the Original Lease are hereby amended, from and after the New Commencement Date (as hereinafter defined) to include the Expansion Premises for all purposes under the Lease, as amended by this First Amendment.   For purposes of this Lease, “square feet of gross leasable area” shall mean “rentable area” calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSJ/BOMA 265.1 -1996 (“BOMA”). Within thirty (30) days following the date Tenant commences its occupancy of the Expansion Premises, Tenant may, at its sole discretion, elect to cause the number of square feet of gross leasable area of the Premises to be verified by Tenant’s space measurement consultant, and such verification shall be made in accordance with the provisions of this section. Landlord’s architect may consult with Tenant’s space measurement consultant regarding verification of the number of square feet of gross leasable area of the Premises; however, the determination of Tenant’s space measurement consultant shall, except as provided below, be conclusive and binding upon the parties. If Landlord disagrees with the square footage as determined by Tenant’s space measurement consultant and gives Tenant written notice thereof within fourteen (14) days after the date Landlord received written notice of such determination, Landlord and Tenant shall, in good faith, attempt to resolve the disagreement. If Landlord and Tenant are unable to resolve the disagreement within ten (10) days following the date Tenant receives Landlord’s disagreement notice, then the parties shall promptly appoint a mutually acceptable architect to remeasure the Premises in accordance with BOMA, and the determination of such architect shall be binding upon Landlord and Tenant. The cost of such architect shall be home by Landlord unless such architect determines that Tenant’s measurement was error by more than three percent (3%), in which event Tenant shall pay for the cost of such architect.  In the event that the foregoing measurement determines that the amounts thereof shall be different from those set forth in the Lease,  as amended by this First Amendment,  Landlord shall modify all amounts, percentages and figures appearing or referred to in this First Amendment to conform to such corrected rentable square footage (including, without limitation, the amount of the “Base Monthly Rent” and “Tenant’s Allocated Share” as those terms are defined in this First Amendment).  If such modification is made, it will be confirmed in writing by Landlord to Tenant.

3.                       Tenant’s Allocated Share. The definition of “Tenant’s Allocated Share” under section 1.6 of the Original Lease is amended to increase from 24.32% to 40.47%.

4.                       Security Deposit. The definition of “Security Deposit” under section 1.8 of the Original Lease is amended to increase the sum of the Security Deposit from forty six thousand seven hundred sixty-two dollars and 56/00 ($46,762.56) to the greater sum of eighty-one thousand nine hundred twelve dollars and 20/00 ($81,912.20), equivalent to two month’s worth of Base Monthly Rent during the last year of the Lease Term. Tenant shall concurrently with the execution of this First Amendment deposit with Landlord the sum of thirty-five thousand one hundred forty-nine dollars and 64/00 ($35,149.64) which shall increase the amount of the Security Deposit held by Landlord to the agreed upon sum set forth above.

5.                      Lease Term. The definition of “Lease Term” under section 1.2 of the Original Lease is amended to read as follows:

The term “Lease Term” shall mean the term of this Lease, which shall be for a period of thirty (30) full calendar months (plus the partial month, if any, immediately following the New Commencement Date as defined in the First Amendment to this Lease), commencing on the New Commencement Date and ending at midnight on the last day of the 30th full calendar month thereafter, unless this Lease is sooner terminated according to its terms or by mutual agreement.

6.                      New Commencement Date. The term “New Commencement Date” shall mean as follows:

The term “New Commencement Date” shall mean January 1, 2013, or upon the completion of the New Tenant Improvements (as hereinafter defined) to Tenant’s reasonable satisfaction, whichever shall earlier occur. Landlord and Tenant shall confirm the New Commencement Date and expiration of the Lease Term in writing within thirty (30) days after the actual New Commencement Date pursuant to the form acknowledgement attached as Exhibit B (Commencement Date/Acceptance Agreement).

7.                       Early Access. Tenant shall have the rights of early occupancy to the Expansion Premises as such rights are set forth in section 2.5 of the Original Lease provided that reference to “Commencement Date” in such section shall, for this purpose, be references to the New Commencement Date.

8.                       Base Monthly Rent. As of the New Commencement Date, section 3.1 of the Original Lease is hereby deleted in its entity and the Lease is amended to provide that the Base Monthly Rent for the entire Leased Premises, including the Expansion Premises, shall be as follows:

Period	Suite 210 Base Rent	Suite 100 Base Rent	Total Base Rent
1/1/2013-5/31/13	$22,700.25	$15,737.95	$38,438.20
6/1/13-5/31/14	$23,381.28	$16,206.74	$39,588.02
6/1/14-5/31/15	$24,213.60	$16,742.50	$40,956.10

9.                       Existing Nevro Space. The Lease Term for the Original Premises shall be extended for a period of one (1) year to terminate at midnight on May 31, 2015. The Base Monthly rent for the extension year shall be as set forth above.

10.                    New Landlord’s Work.  Prior to the New Commencement Date, Landlord shall furnish, install and/or provide at Landlord’s sole cost and expense for Tenant’s use in the Expansion Premises the following (the “New Tenant Improvements”):

(1)      Remove 20 of 24 small training desks currently used by NLYTE; and

(2) Paint one wall of Tenant’s choice.

11.                    Condition of Premises. Landlord shall deliver possession of the Expansion Premises to Tenant on the New Commencement Date in broom-clean condition, and with the New Tenant Improvements Landlord’s Work completed and all building and operating systems and components thereof in good working order and repair, including, but not limited to, the roof, the roof membrane, heating, ventilation, and air conditioning (“HVAC”), electrical, plumbing, lighting, life safety and landscaping. Except as expressly set forth herein to the contrary, by taking possession of the Expansion Premises, Tenant shall be conclusively deemed to have accepted the Expansion Premises in their then-existing “As-Is” condition. Notwithstanding the foregoing, Landlord represents to Tenant that as of the New Commencement Date the Property, Building and the Leased Premises are to the best of Landlord’s actual knowledge in compliance with local, state and federal laws, regulations and ordinances, including, but not limited to, the Americans with Disabilities Act.

12.                    Signs. Section 4.4 of the Original Lease is reaffirmed as to the Expansion Premises and Tenant shall have the right to increase its signage commensurate with the increase in Tenant’s Allocated Share of the Building including monument signage, which monument signage increase shall be at the sole cost and expense of Tenant.

13.                    Parking.  Section 4.6 of the Original Lease is reaffirmed as to the Expansion Premises and Tenant shall have the right to an increase in its parking space entitlement commensurate with the increase in Tenant’s Allocated Share of the Building.

14.                    Broker Commissions.  No commission shall be paid by either party in connection with the negotiation, preparation and execution of this First Amendment. Tenant hereby agrees to and shall indemnify, defend, and hold harmless Landlord from and against any and all claims, liabilities, causes of action, damages, including reasonable attorneys’ fees and costs, arising out of any claims or causes of action that may be asserted against Landlord by any other broker, finder or other real estate agent with whom Tenant has purportedly dealt in connection with the subject matter of this First Amendment to Lease. Landlord hereby agrees to and shall indemnify, defend and hold harmless Tenant from and against any and all claims, liabilities, causes of action, damages, including reasonable attorneys’ fees and costs, arising out of any claims or causes of action which may be asserted against Tenant by any broker, finder, or other real estate agent with whom Landlord has purportedly dealt in connection with the subject matter of this First Amendment to Lease.

15.                     Furniture. Landlord and Tenant acknowledge and agree that from the New Commencement Date of the Lease Term and any extensions thereat: Landlord shall lease to Tenant, at no additional cost or expense, all of those certain furniture systems listed in Exhibit C attached hereto and made a part hereof (“Furniture”), which such furniture located in the Expansion Premises shall be delivered to Tenant in good condition and repair.  Such leasing of the Furniture to Tenant in the Expansion Period is subject to all of the terms of this Lease, without recourse, representation or warranty of any kind or nature, express or implied, including without limitation, habitability, merchantability or fitness for a particular purpose, except as specifically set forth in this Paragraph 15. At the expiration or earlier termination of this Lease, the Furniture shall be returned and surrendered to Landlord, in good condition and repair, reasonable wear and tear, casualty and damage by Landlord excepted.  Landlord shall have no obligation to repair, maintain or insure any of the Furniture, which shall be the sole expense and obligation of Tenant during the Lease Term and any extensions thereof.  Tenant shall not have the right or ability to (i) remove or materially modify the Furniture or (ii) assign or sublet any of the Furniture except in conjunction with this Lease and the Premises.  Tenant shall pay any insurance premiums attributable to the Furniture.

16.                    Option to Renew. The parties hereto agree that as of the New Commencement Date, Article 20 (Option to Extend Lease) of the Original Lease shall be deleted in its entirety and Tenant shall have no further option rights as to the Premises.

17.                    Advice of Counsel. Landlord and Tenant each warrants and represents that it has had ample opportunity to perform independent investigation and to seek and obtain legal representation including, but not limited to, express legal advice with regard to the negotiations which have led to the preparation and signing this First Amendment. Each party further warrants and represents that it has completed as much independent investigation and obtained as much legal counsel as it determines, in its sole discretion, to be sufficient under the particular circumstances of this First Amendment or, in the alternative, that it has elected not to do so, notwithstanding the fact that it could have done so. Further, each party warrants and represents that its execution of this First Amendment is done knowingly and willfully, and without any mistake, fraud, duress or undue influence.

18.                    Authority of Parties. Each party warrants and represents that in executing this First Amendment,   (1) such party has the full and unrestricted right, power, capacity and authority to enter into, deliver, execute and perform its obligations under this First Amendment; and (ii) no further consent or approval is required to permit such party to enter into, execute, deliver and perform its obligations hereunder; and (iii) that this First Amendment is a valid and binding obligation upon such party, and is enforceable against such party in accordance with the terms hereof; and (iv) the execution, delivery and/or performance of the terms of this First Amendment will not result in any violation of, be in conflict with, nor constitute a default under any provision of any judgment, decree, order, law or contract to which such party is bound or otherwise accountable.

19.                     Further Acts/Cooperation of Parties. Without further consideration, each party shall execute and deliver such other documents, and perform such further acts, as are reasonably requested by any other party or which may be necessary or convenient to effect the terms/purposes of this First Amendment.

20.                    Binding Upon Successors and Assigns. This First Amendment, and each provision hereof, shall be binding upon and inure to the benefit of each party and each party’s respective successors, heirs, executors, representatives, beneficiaries and permitted assigns.

21.                    Litigation and Attorney’s Fees. Cumulative and in addition to any other relief sought and/or obtained,  the prevailing party (or its authorized successors or assigns) in any litigation arising out of, or in relation to, the formation, enforcement or interpretation of this First Amendment shall be entitled to recover from and against the non-prevailing party, all of the prevailing party’s reasonably incurred costs and attorney’s fees.

22.                    Full Force and Effect. Except as supplemented and/or modified by this First Amendment, to the best of Landlord’s and Tenant’s knowledge, the Original Lease is in full force and effect and neither party is in default of its obligations under the Original Lease and neither party has claims, offsets, or defenses to the enforcement of the Original Lease. All other terms and conditions of the Lease, as amended hereby, shall remain in full force and effect, as so amended.

23.                    Entirety. Except as provided in this First Amendment, the Original Lease is the entire agreement between the parties and there are no agreements or representations between the parties except as expressed herein. Moreover, no subsequent change or modification of the Lease, as amended, shall be binding unless in writing and fully executed by Landlord and Tenant. In the event of a conflict between the terms, conditions, and provisions of the Original Lease and this First Amendment the terms, conditions, and provisions of this First Amendment shall control.

24.                    Miscellaneous. Any breach of default under any provision of this First Amendment shall be a breach of default under the Lease and any breach or default under the Lease shall be a breach of default under this First Amendment. All capitalized terms not defined herein shall have the meaning set forth in the Original Lease.

25.                    Counterparts. This First Amendment maybe executed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Furthermore, this First Amendment may be executed and delivered by the exchange of electronic facsimile copies of counterparts of the signed documents, which facsimile copies or counterparts shall be binding on the patties and such execution and delivery shall have the same force and effect as any other delivery of a manually signed original of this First Amendment.

26.                     Effective Date. This First Amendment shall be effective only when it has been executed in writing by all of the parties hereto, when such First Amendment has been delivered by Landlord and Tenant to each other and on such date when the last signatory necessary to execute this First Amendment shall have executed it.

27.                    Waiver. No delay or omission by either party in exercising any right or power under the Lease or this First Amendment shall impair any such right or constitute a waiver thereof, unless such waiver is set forth in a written instrument duly executed by that party. A waiver of any covenant, condition or term set forth in the Lease or this First Amendment shall not be construed as a waiver of any succeeding breach of the same or other covenant, condition or term.

28.                    Time of Essence.  Time is of the essence with regard to the time periods set forth in this First Amendment.

Signatures on Next Page

IN WITNESS THEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the Effective Date.

LANDLORD		TENANT

Deerfield Campbell LLC, a limited liability		Nevro Corporation, a Delaware
Company		corporation

By:	/s/ Tito J. Bianchi	By:	/s/ Andrew Galligan
Name:	Tito J. Bianchi, President of	Name:	Andrew Galligan
	Deerfield Realty Corporation	Its:	CFO
Its:	Manager
Address:	3715 Haven Ave. #210
Menlo Park, CA 94025

Dated:	October 19, 2012	Dated:	October 19, 2012

EXHIBIT A

(See Attached Floor Plan of Expansion Premise)

A
B
C
D
E
1
2
3
4
5

Nlyte – Expansion
Floor Plan

02

EXHIBIT B

(See Attached Commencement Date/Acceptance Agreement)

COMMENCEM ENT DATE/ ACCEPTANCE AGREEMENT

THIS COMMENCEMENT DATE/ACCEPTANCE AGREEMENT is made as of              , 2013, with regard to that First Amendment to Lease dated as of October 15, 2012, by and between DEERFIELD CAMPBELL LLC, a California limited liability (“Landlord”), and NEVRO CORPORATION, a Delaware corporation, (“Tenant”), affecting those Premises commonly known as 4040 Campbell Avenue, Suite 100, Menlo Park, California. The parties agree as follows:

1.                               All work required under the First Amendment Lease to be performed by Landlord, has been completed in accordance with the terms of the First Amendment to Lease, and is hereby accepted by Tenant.

2.                               Possession of the Expansion Premises (as defined in the First Amendment) has been delivered to Tenant, and Tenant has accepted and taken possession of the Expansion Premises.

3.                               The New Commencement Date, as defined in the First Amendment, is January 1, 2013, and the Lease Term shall expire on May 31, 2015, unless sooner terminated or extended, according to the terms of the First Amendment or by mutual agreement.

4.                               The Base Monthly Rent initially due on the first day of the first month after the New Commencement Date, pursuant to the terms of the First Amendment to Lease, is in the amount of Thirty-Eight Thousand Four Hundred Thirty-Eight and 20/100 Dollars ($38,438.20) per month, subject to any subsequent adjustments required by the terms of the First Amendment to Lease.

5.                               Landlord has received from Tenant a Security Deposit in the amount of                                               ($              ).

6.                               To the best of Landlord’s knowledge, and to the best of Tenant’s knowledge, the Lease, as amended, is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no set-offs, claims nor defenses to the enforcement of the Lease. Landlord acknowledges that the Base Monthly Rent for the Premises has been paid current by Tenant through                              , 2013.

{SIGNATURE BLOCKS ON FOLLOWING PAGE}

IN WITNESS THEREOF, Landlord and Tenant have executed this Commencement Date/ Acceptance Agreement with the intent to be legally bound thereby, effective as of                      , 2012

LANDLORD		TENANT

DEERFIELD CAMPBELL LLC, a California limited liability company		NEVRO CORPORATION, a Delaware corporation

By:		By:
Name:	Tito J. Bianchi, President of	Name:
	Deerfield Realty Corp., a	Its:
California corporation

Dated:	, 2013	Dated:	, 2013

EXHIBIT C

(See Attached Additional Furniture Inventory

located in Expansion Premises)

EXHIBIT C

4040 Campbell Suite 100 Furniture Inventory

Offices:

5 Knoll U-Units:

72 x 36 Desk, 42 x 24 Bridge, 72 x 24 Credenza, 2-Drawer Lateral, 3-Drawer

           . Pedestal - Maple

14 Wood Veneer Guest Chairs with Leather Back and Seat • Maple Veneer and

Black Faux Leather (2 par desk, 2 per round conf table)

2 Knoll 2-Drewer Lateral File with Attached Bookcase

2 Maple Laminate 47” Round Table with X Base (Lg Office conf tables)

1 Wood 12’ x 4’ Boatshape with Panel Base legs Conference Table - Maple

1            Wood 8. x 3.5’ Boatshape with Panel Base legs Conference Table Maple

20 New 7121 Mid-Back Executive Chair- Brown Faux Leather

Cubes:

17 Hermon Miller Ethospace 8 x 8 Cubes 67” High on Spine and 53” Off Spine.

Each Cube to Have:

(2) 48” Closed Overhead Bins with Tasklights

(1) Box/Box/File Pedestal

(1) 2-Drawer Lateral with Laminate Top

{2) Duplex Receptacles

Reception Desk:

1 Maple Laminate 71” Shell with 45” Return and Box/File Pedestal

2 Wood Veneer Guest Chairs

Kitchen:

1 full size General Electric refrigerator

1 GE microwave

1 GE dishwasher

“Expansion” Space Furniture:

Offices:

2      U unit office desks (maple)

2      Mesh Back Task chairs)

4      Wooden (maple side chairs)

Open Area:

4 Herman Miller Clone Cubes:

Details: Details: Cube walls are 39 Inches high, with 72 x 24D Maple Laminate

 Worksurface and 1 file pedestal per cube

4 Mesh Back Task chairs